Exhibit 10.27

INDEMNIFICATION AGREEMENT

This Agreement (the “Agreement”), effective as of                     , between NCI BUILDING SYSTEMS, INC., a Delaware corporation (the “Company”), and                      (“Indemnitee”), currently or formerly a director and/or officer of the Company and/or one or more of its subsidiaries.

WITNESSETH:

WHEREAS, the Company desires to have qualified directors serving on its Board of Directors and officers serving the Company and/or one or more of its subsidiaries who are willing to make decisions that in their judgment are in the Company’s best interest without any undue threat of personal liability;

WHEREAS, the Certificate of Incorporation of the Company (“Certificate of Incorporation”) and the Company’s Bylaws (“Bylaws”) require indemnification of each director or officer of the Company and/or one or more of its subsidiaries to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may be hereafter amended;

WHEREAS, the Company desires to grant to Indemnitee the maximum indemnification for any Loss (hereinafter defined) permitted by the Certificate of Incorporation, Bylaws and applicable law;

WHEREAS, developments with respect to the terms and availability of directors’ and officers’ liability insurance and with respect to the application, amendment, and enforcement of statutory, charter, and bylaw indemnification provisions generally have raised questions concerning the adequacy and reliability of the protection afforded to persons intended to be protected thereunder; and

WHEREAS, in order to resolve such questions and thereby induce Indemnitee to serve and to continue serving as a director and/or officer of the Company and/or one or more of its subsidiaries, the Company has agreed to enter into this Agreement with Indemnitee.

NOW, THEREFORE, in consideration of Indemnitee’s agreement to serve and to continue servings as a director and/or officer of the Company and/or one or more of its subsidiaries, the parties hereto agree as follows:

1. Indemnity of Indemnitee. The Company shall indemnify Indemnitee in his capacity as director and/or officer of the Company and/or one or more of its subsidiaries and, if serving at the request of the Company as a director, officer, trustee, employee, agent, or similar functionary of another corporation, trust, partnership, Joint venture, sole proprietorship, employee benefit plan, or other enterprise, in each of those capacities, against any and all Losses, including reasonable Expenses, that may be incurred by Indemnitee, either as a party, witness, or potential party or witness, in connection with or resulting from (a) any threatened, pending, or completed action, suit, or proceeding, whether brought in the right of the Company or otherwise and whether civil, criminal, administrative, arbitrative, or investigative (a “Proceeding”), (b) an appeal in such a Proceeding, or (c) any inquiry or investigation that could lead to such a Proceeding, all to the fullest extent permitted by all applicable laws. All indemnity obligations and/or liabilities of the Company hereunder shall be without limit and without regard to the cause or causes thereof or the negligence or gross negligence of any person or persons (expressly including Indemnitee), whether such negligence or gross negligence of Indemnitee be sole, joint or concurrent, active, or passive.

2. Continuation of Indemnity. All agreements and obligations of the Company contained herein shall be retroactive to the date the Indemnitee first began serving as a director and/or officer of the Company and/or one or more of its subsidiaries, shall continue during the entire period Indemnitee is a director and/or officer of the Company and/or one or more of its subsidiaries, and shall continue after Indemnitee no longer serves as a director or officer of the Company and/or one or more of its subsidiaries so long as Indemnitee shall be subject to any possible claim or threatened, pending, or completed Proceeding, any appeal in a Proceeding, and any inquiry or investigation that could lead to a Proceeding by reason of the fact that Indemnitee was serving, or had consented to serve, in any capacity referred to herein.

3. Notification and Defense of Claim. Promptly after receipt by Indemnitee of notice of any claim against Indemnitee or the commencement of any Proceeding, Indemnitee will, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company of the assertion or any such claim or the commencement thereof; but the omission so to notify the Company will not relieve it from any liability under this Agreement unless such delay in notification actually prejudiced the Company (and then only to the extent the Company was actually prejudiced thereby) and in addition, the Company shall not be relieved from any liability which it may have to Indemnitee otherwise than under this Agreement. With respect to any such Proceeding as to which Indemnitee notifies the Company of the commencement thereof:

(a) The Company will be entitled to participate therein at its own expense.

(b) Except as otherwise provided below, to the extent that it may wish, the Company jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel satisfactory to Indemnitee. After notice from the Company to Indemnitee of its election to assume the defense thereof, the Company will not be liable to Indemnitee under this Agreement for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ his own counsel in such Proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i) the employment of counsel by Indemnitee has been authorized by the Company, (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of the defense of such action, or (iii) the Company shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company or as to which Indemnitee shall have made the conclusion provided for in (ii) above.

(c) The Company shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent. The Company shall not settle any action or claim in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent. Neither the Company nor Indemnitee will unreasonably withhold their consent to any proposed settlement.

4. Expenses of Successful Party; Advances of Expenses.

(a) Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is or has been successful on the merits or otherwise in defense of any Proceeding or in defense of any claim, issue or matter therein, including the dismissal of any action or claim without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection therewith.

(b) Reasonable Expenses incurred by Indemnitee pursuant to Section 1 of this Agreement in any Proceeding shall be paid by the Company as incurred and in advance of the final disposition of the Proceeding, provided the Indemnitee undertakes in writing (in form and substance reasonably satisfactory to the Company) to repay the amount paid or reimbursed if it is ultimately determined that Indemnitee is not entitled to indemnification for such Expenses. The written undertaking described above must be an unlimited general obligation of Indemnitee but need not be secured. Such undertaking shall be without reference to the financial ability of Indemnitee to make repayment. All such Expenses shall be paid or reimbursed by the Company from time to time within 20 days after the Company receives the written request by Indemnitee accompanied by substantiating documentation of such expenses.

5. Right of Indemnitee to Indemnification Upon Application: Procedure Upon Application. Upon the written request of Indemnitee to be indemnified pursuant to this Agreement (other than pursuant to Section 4(b) hereof), the Company shall cause the Reviewing Party (hereinafter defined) to determine, within 45 days, whether or not the Indemnitee has met the relevant standards for indemnification required by this Agreement. The termination of a Proceeding by judgment, order, settlement, or conviction, or on a plea of nolo contendere or its equivalent, shall not of itself create a presumption that Indemnitee did not meet the requirements for indemnification required by this Agreement. If a determination of indemnification is to be made by Independent Legal Counsel (hereinafter defined), such Independent Legal Counsel shall render its written opinion to the Company and Indemnitee as to what extent Indemnitee will be permitted to be indemnified. The Company shall pay the reasonable fees of Independent Legal Counsel and indemnify and hold harmless such Indemnitee against any and all expenses (including attorneys’ fees), claims, liabilities, and damages arising out of or relating to the engagement of Independent Legal Counsel pursuant hereto and the written opinion of such Independent Legal Counsel.

6. Enforceability. The right to indemnification or advances as provided by this Agreement shall be enforceable by Indemnitee in any court of competent jurisdiction. The burden of proving that indemnification is not appropriate shall be on the Company. Neither the failure of the Company (including its Board of Directors or Independent Legal Counsel) to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances, because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including its Board of Directors or Independent Legal Counsel) that Indemnitee has not met such an applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct. If Indemnitee is required to bring any action to enforce rights or to collect moneys due under this Agreement and is successful in such action, the Company shall reimburse Indemnitee for all of Indemnitee’s reasonable Expenses in bringing and pursuing such action.

7. Partial Indemnity; Expenses. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses, judgments, fines, and penalties actually and reasonably incurred by Indemnitee in the investigation, defense, appeal or settlement of any Proceeding, but not for the total amount thereof, the Company shall indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

8. Repayment of Expenses. Indemnitee shall reimburse the Company for all reasonable Expenses paid by the Company in defending any Proceeding against Indemnitee in the event and only to the extent that it shall be ultimately determined that Indemnitee is not entitled to be indemnified by the Company for such Expenses under the provisions of this Agreement.

9. Consideration. The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on the Company hereby in order to induce Indemnitee to serve and to continue serving as a director and/or officer of the Company, and acknowledges that Indemnitee is relying upon this Agreement in consenting to serve and serving in such capacity.

10. Indemnification Hereunder Not Exclusive. The indemnification and advancement of expenses provided by this Agreement shall be in addition to any other rights Indemnitee may have under the Certificate of Incorporation or Bylaws of the Company, any other agreement, the Delaware General Corporation Law or other law, vote of shareholders or disinterested directors, insurance coverages, or otherwise. To the extent that a change in the Delaware General Corporation Law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Certificate of Incorporation, Bylaws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.

11. D&O Liability Insurance. The Company currently maintains a directors’ and officers’ liability insurance policy and intends to continue to maintain such policies or replacements thereof as long as, in its sole discretion, such coverages are economically feasible. To the extent the Company maintains a directors’ and officers’ liability insurance policy or policies, and as long as Indemnitee remains an officer or director of the Company, Indemnitee shall be covered by such policy or policies in accordance with its or their terms, to the maximum extent of the coverage available for any director or officer of the Company. Further, after Indemnitee no longer serves as an officer or director of the Company for any reason, the Company will use its commercially reasonable efforts to continue to cover Indemnitee as a named insured under the Company’s insurance policy or policies providing directors’ and officers’ liability insurance for a period of time that shall commence on the date of termination and end on the date that is the sooner of (a) six years after the date of termination, or (b) the date on which the Company ceases to maintain an insurance policy providing directors’ and officers’ liability insurance.

12. Non-Disclosure. Except as provided below, the parties shall not disclose the terms and provisions of this Agreement to any other person and will maintain the confidentiality of the terms hereof. Notwithstanding the foregoing, the parties may disclose the terms hereof, including the obligation to maintain the confidentiality thereof, to their respective attorneys and accountants, and may disclose such of the terms hereof as they may be required by law or judicial order to disclose to government agencies or other third parties.

13. Eligibility. In order to be eligible for indemnification pursuant to this Agreement, an Indemnitee must have (i) at least one year of service as an officer and/or director of the Company and/or one or more of its subsidiaries and (ii) been an officer and/or director of the Company and/or one or more of its subsidiaries on March 1, 2000.

14. Subrogation. If a payment is made under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of such Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of documents necessary to enable the Company effectively to bring suit to enforce such rights.

15. Severability. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision thereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereto.

16. Notice. Any notice, consent, or other communication to be given under this Agreement by any party to any other party shall be in writing and shall be either (a) personally delivered, (b) mailed by registered or certified mail, postage prepaid with return receipt requested, (c) delivered by overnight express delivery service or same-day local courier service, or (d) delivered by telex or facsimile transmission to the address set forth beneath the signature of the parties below, or at such other address as may be designated by the parties from time to time in accordance with this Section. Notices delivered personally, by overnight express delivery service, or by local courier service shall be deemed given as of actual receipt. Mailed notices shall be deemed given three business days after mailing. Notices delivered by telex or facsimile transmission shall be deemed given upon receipt by the sender of the answerback (in the case of a telex) or transmission confirmation (in the case of a facsimile transmission).

17. Governing Law; Binding Effect; Amendment and Termination.

(a) This Agreement shall be interpreted and enforced in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within that state.

(b) This Agreement shall be binding upon Indemnitee and upon the Company, its successors, and assigns, and shall inure to the benefit of Indemnitee, his heirs, executors, administrators, personal representatives, and assigns and to the benefit of the Company, its successors, and assigns.

(c) No amendment, modification, termination, or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

18. Definitions. The terms defined in this Section 16 shall, for purposes of this Agreement, have the indicated meanings:

(a) “Expenses” shall include, without limitation, expenses of investigations, judicial or administrative proceedings or appeals (including court costs), amounts paid in settlement by or on behalf of Indemnitee, fees and disbursements of attorneys, accountants, witnesses and experts, and any expenses of establishing a right to indemnification under this Agreement, but shall not include judgments, fines or penalties against Indemnitee.

(b) “Loss” shall mean any and all judgments, penalties (including excise and similar taxes), fines, and reasonable and necessary Expenses actually incurred by Indemnitee, after realization of or giving effect to all insurance, bonding, indemnification, and other payments or recoveries actually received by or for the benefit of Indemnitee or to which it is entitled, directly or indirectly.

(c) “Reviewing Party” means, if a Change in Control (hereinafter defined) has not occurred (or if a Change in Control has occurred and such Change in Control has been approved by a majority of the Board of Directors of the Company who were directors of the Company immediately prior to such Change in Control), (i) a majority of a quorum of directors of the Company who at the time of voting upon a determination of indemnification are neither officers or employees of the Company or members of the immediate family of an officer or employee of the Company (“Interested Parties”) nor parties to that particular Proceeding to which Indemnitee is seeking indemnification; or (ii) Independent Legal Counsel selected by a majority of a quorum of directors who at the time of selecting such Independent Legal Counsel are neither Interested Parties nor parties to that particular Proceeding to which Indemnitee is seeking indemnification, or if such a quorum cannot be obtained, by a majority vote of a committee of the Board of Directors of the Company designated to select such Independent Legal Counsel by a majority vote of all directors of the Company, consisting solely of two or more directors who at the time of such selection are neither Interested Persons nor parties in that particular Proceeding to which Indemnitee is seeking indemnification, or if such a quorum cannot be obtained and such a committee cannot be established, by a majority vote of all directors of the Company. If a Change in Control has occurred, “Reviewing Party” means Independent Legal Counsel selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld) or by a court of competent jurisdiction.

(d) “Change in Control” shall be deemed to have occurred if (i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the Company or by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 20% or more of the total voting power represented by the Company’s then outstanding Voting Securities (hereinafter defined) (unless such person or group beneficially owns 20% or more of the total voting power represented by the Company’s outstanding voting securities on the date hereto, (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 80% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company (in one transaction or a series of transactions) of all or substantially all the assets of the Company.

(e) “Independent Legal Counsel” shall mean an attorney, selected in accordance with the provisions of Section 6(b) hereof, who shall not have otherwise performed services for Indemnitee, the Company, any person that controls the Company or any of the directors of the Company, within five years preceding the time of such selection (other than in connection with seeking indemnification under this Agreement). Independent Legal Counsel shall not be any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement, nor shall Independent Legal Counsel be any person who has been sanctioned or censured for ethical violations of applicable standards of professional conduct.

(f) “Voting Securities” shall mean any securities of the Company which are voted generally in the election of directors.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first above written.

NCI BUILDING SYSTEMS, INC.

By:

Address of NCI Building Systems, Inc.:

10943 North Sam Houston Parkway West
Houston, Texas 77064
Facsimile: (281) 477-9670

INDEMNITEE:

Address of Indemnitee:

Facsimile: